Exhibit 24

CarMax, Inc.
Power of Attorney

The undersigned hereby constitutes and appoints William D. Nash and Enrique N. Mayor-Mora his attorney-in-fact, each with full power to act without the other, to execute on his or her behalf, individually and in his or her capacity as a director of CarMax, Inc., and to file any documents referred to below relating to the registration of 1,500,000 shares of CarMax, Inc. Common Stock to be issued pursuant to the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated June 23, 2020, such documents being: one or more registration statements on Form S-8, or any other appropriate form, to be filed with the Securities and Exchange Commission (including any registration statement related to the transactions contemplated hereby that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933); such statements with, and/or applications to, the regulatory authorities of any state in the United States as may be necessary to permit such shares and rights to be offered in such states; any and all other documents required to be filed with respect thereto with any regulatory authority; and any and all amendments (pre-effective and post-effective) to any of the foregoing, with all exhibits and documents required to be filed in connection therewith.

The undersigned further grants unto such attorneys-in-fact, and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as he himself or she herself might do.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of the date indicated below.

Signature	Title	Date

/s/ Peter J. Bensen	Director	June 14, 2020
Peter J. Bensen

/s/ Ronald E. Blaylock	Director	June 22, 2020
Ronald E. Blaylock

/s/ Sona Chawla	Director	June 11, 2020
Sona Chawla

Exhibit 24

/s/ Thomas J. Folliard	Director	June 17, 2020
Thomas J. Folliard

/s/ Shira Goodman	Director	June 18, 2020
Shira Goodman

/s/ Robert J. Hombach	Director	June 15, 2020
Robert J. Hombach

/s/ David W. McCreight	Director	May 29, 2020
David W. McCreight

/s/ Mark F. O'Neil	Director	June 16, 2020
Mark F. O'Neil

/s/ Pietro Satriano	Director	June 5, 2020
Pietro Satriano

/s/ Marcella Shinder	Director	June 5, 2020
Marcella Shinder

/s/ Mitchell D. Steenrod	Director	June 5, 2020
Mitchell D. Steenrod